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                                                                    EXHIBIT 10.6


EMPLOYMENT AGREEMENT

          This Employment Agreement, dated as of July 14, 1999 (this "Agreement"), is by and between American Home Mortgage Holdings, Inc., a Delaware corporation having its principal executive offices at 12 East 49th Street, New York, New York 10017 (the "Company"), and Ron Taylor (the "Executive").

          Whereas, the Company wishes to assure itself of the continued services of the Executive, and the Executive is willing to continue in the employ of the Company, upon the terms and conditions hereinafter set forth.

          Now, Therefore, the Company and the Executive hereby agree as follows:
1.  Definitions.  Unless defined elsewhere in this Agreement, capitalized terms
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contained herein shall have the meanings set forth or incorporated by reference in Section 18.

2.  Employment.  The Company agrees to continue to employ the Executive, and the
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Executive agrees to continue to be employed by the Company and/or any subsidiary of the Company, during the term set forth in Section 3 and on the other terms and conditions of this Agreement.
3.  Term.
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(a)  The term of this Agreement shall commence as of the date hereof, and, subject to Section 3(b), shall terminate at the close of business on the third anniversary of that date.
(b) The term of this Agreement set forth in Section 3(a) shall be extended or further extended, as the case may be, without any action by the Company or the Executive, on the third anniversary of the date hereof and on each subsequent anniversary of the date hereof, for an additional period of one year, until either party gives written notice to the other party not less than 60 days prior to the then current termination date in the manner set forth in Section 14, that the term in effect when such notice is given is not to be extended or further extended, as the case may be, beyond the then current termination date. If the Executive shall continue in the full-time employment of the Company after the term of this Agreement, such continued employment shall be at will, and otherwise subject to the terms and conditions of this Agreement.

4.  Position, Duties and Responsibilities, Rights.
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(a)  During the term of this Agreement, the Executive shall serve as, and be elected to and hold the office and title Senior Vice President, Electronic Commerce of the Company. As such, the Executive shall have all of the powers and duties usually incident to the office of Senior Vice President, Electronic Commerce, of a mortgage banking business and shall

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     have such other duties and powers to perform such other additional duties as may from time to time be lawfully assigned to the Executive by the Company.

(b) During the term of this Agreement, the Executive agrees to devote substantially all the Executive's time, efforts and skills to the affairs of the Company during the Company's normal business hours, except for vacations, illness and incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods to (i) manage the Executive's personal investments, (ii) participate in professional, educational, public interest, charitable, civic or community activities, including activities sponsored by trade organizations, and (iii) serve as a director or member of an advisory committee of any corporation not in competition with the Company or any of its subsidiaries, or as an officer, trustee or director of any charitable, educational, philanthropic, civic, social or industry organizations, or as a speaker or arbitrator, provided that the performance of the Executive's duties or responsibilities in any of such capacities does not materially interfere with the regular performance of the Executive's duties and responsibilities hereunder.

5.  Compensation.
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(a)  During the term of this Agreement, the Company shall pay the Executive, and the Executive agrees to accept a base salary at the rate of not less than $180,000 per year, with increases in such rate in accordance with the Company's regular administrative practices of salary increases applicable to senior officers from time to time during the term of this Agreement (the annual base salary as increased from time to time during the term of this Agreement being hereinafter referred to as the "Base Salary"). The Base Salary shall be paid in installments no less frequently than monthly. Any increase in Base Salary or other compensation shall not limit or reduce any other obligation of the Company hereunder, and once established at an increased specified rate, the Executive's Base Salary hereunder shall not thereafter be reduced.

(b) During the term of this Agreement, the Executive shall be paid a bonus if the performance standards set forth below are met as follows:

(i) 8% of base salary if the Company's internet originations and profitability are 90% to 100% of Plan (as defined below);

(ii) 15% of base salary if the Company's internet originations and profitability are 100% to 120% of Plan; or

(iii) 25% of base salary if the Company's internet originations and profitability are 120% or more of Plan.

          For purposes of this Section 5(b), Plan shall be the internet origination plan developed and agreed to by Executives and the Company, a copy of which is attached hereto as Exhibit A, which Plan shall be amended from time to time for any extensions to the term of this Agreement.

(c) During the term of this Agreement, the Company will pay the Executive a bonus of 10% to 25% or more of the base salary based on overall performance and success in

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     achieving the general responsibilities set forth herein. The percentage hereunder will be determined at the sole discretion of the Company.

(d) During the term of this Agreement, the Executive shall be a full participant in any and all of the Company's short and long-term incentive plans and equity compensation plans in which senior officers of the Company participate that are in effect on the date hereof or that may hereafter be adopted, including, without limitation, the Company's 1999 Omnibus Stock Incentive Plan (the "Stock Incentive Plan").

(e) During the term of this Agreement, the Executive shall be entitled to (i) a grant of stock options following the completion of the Company's Initial Public Offering ("IPO"), with respect to such number of shares as is valued at $150,000, which may be exercised two years from the date of grant at the IPO price (the "Initial Grant"), (ii) a grant of stock options, one year from the date of the Initial Grant, with respect to such number of shares as is valued at $150,000, exercisable two years from the date of grant at the current market price on the date of grant, (iii) perquisites, including, without limitation, an office and secretarial and clerical staff, and (iv) fringe benefits, including, without limitation, health insurance, pension benefits and other benefits consistent with the Company's general policies, in each case, as well as to reimbursement, upon proper accounting, of all reasonable expenses and disbursements incurred by the Executive in the course of the Executive's duties.

(f) The Executive, the Executive's dependents and beneficiaries shall be entitled to all benefits and service credit for benefits during the term of this Agreement to which senior officers of the Company and their dependents and beneficiaries are entitled as the result of the employment of such officers during the term of this Agreement under the terms of employee plans and practices of the Company and its subsidiaries, including, without limitation, any pension plans, profit sharing plans, any non-qualified deferred compensation plans and related "rabbi" trusts, the Company's life insurance plans, its disability benefit plans, its vacation and holiday pay plans, its medical, dental and welfare plans, and other present or successor plans and practices of the Company and its subsidiaries for which senior officers, their dependents and beneficiaries are eligible, and to all payments and other benefits under any such plan or practice subsequent to the term of this Agreement as a result of participation in such plan or practice during the term of this Agreement.

(g) The Company shall pay the relocation costs of the Executive's spouse to Florida, including the costs associated with the sale of the Executive's existing home in New York (including realtor fees and attorney fees of up to $800). The Company shall provide the Executive a loan at cost to be used by the Executive to finance the reasonable purchase of a home in Florida. In addition, the Company will pay for the cost of the actual physical move of the Executive's spouse to Florida.

(h) The Company shall pay the costs of the Executive's relocation to Long Island, including the costs associated with the Executive's actual physical move to Long Island and the Executive's reasonable temporary housing costs for 90 days while searching for a permanent home on Long Island.

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(i)  The Company shall pay the Executive an advance of $28,000 of the bonuses set forth in Section 5(b) herein, which shall be in the form of a no-interest loan against that advance should the Executive fail to earn his bonus according to the terms set forth in Section 5(b).

6.  Termination of Employment.
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(a)  The term of this Agreement shall terminate upon the death of the Executive.

(b) The Company may terminate the Executive's employment during the term of this Agreement for Cause as provided in Section 7(b)(i) or in the event of Disability as provided in Section 7(b)(ii).

(i)  This Agreement shall be considered terminated for "Cause' only:

(A) if the Executive fails to substantially perform the Executive's duties hereunder, other than by reason of a Disability;

(B) if the Executive is grossly negligent or engages in gross misconduct in the performance of the Executive's duties hereunder; and

(C) if the Executive knowingly engages in an act of dishonesty, an act of fraud or embezzlement, or any felonious conduct.

(ii) The term "Disability" as used in this Agreement means an accident or physical or mental illness which prevents the Executive from substantially performing the Executive's duties hereunder for three consecutive months. The term of this Agreement shall end as of the close of business on the last day of such three month period but without prejudice to any payments due to the Executive in respect of disability under this Agreement or any plan or practice of the Company. The amount of any payments payable under
     Section 6(b) during such six month period shall be reduced by any payments to which the Executive may be entitled for the same period because of disability under any disability or pension plan or arrangement of the Company or any subsidiary or affiliate thereof.

(c) The Executive may terminate the Executive's employment during the term of this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) a reduction of the Executive's rate of compensation or any other failure by the Company to comply with Section 6, (ii) failure by the Company to obtain the assumption of, and the agreement to perform, this Agreement by any successor as contemplated in Section 9(a), or (iii) the Company's failure to comply in any material respect to its other obligations under the Agreement which it fails to correct within 30 days of Notice by Executive.

(d) Any termination by the Company pursuant to Section 6(b) or by the Executive pursuant to Section 6(c) shall be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and sets

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     forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated.

(e) "Date of Termination" shall mean (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death,
     (ii) if the Executive's employment is terminated pursuant to Section 6(b)(ii), 10 days after Notice of Termination is given (provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such 10 day period), and (iii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.

7.  Indemnification.  The Company shall indemnify the Executive to the fullest
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extent permitted by the General Corporation Law of the State of Delaware, as
amended from time to time.

8.  Non-competition; Non-solicitation.
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(a)  In consideration of this Agreement, the Executive agrees that, for the period ending one year after the termination of the Executive's employment with the Company by the Company for Cause or by the Executive without Good Reason (the "Non-Competition Period"), the Executive will not, directly or indirectly (whether as a sole proprietor, partner or venturer, stockholder, director, officer, employee, consultant or in any other capacity as principal or agent or through any Person, subsidiary or employee acting as nominee or agent):

(i) conduct or engage in or be interested in or associated with any Person which conducts or engages in the Business within the United States;

(ii) take any action, directly or indirectly, to finance, guarantee or provide any other material assistance to any Person engaged in the Business;

(iii) solicit, contact or accept business of any client or counterparty whom the Company served or conducted business with or whose name became known to the Executive as a potential client or counterparty while in the employ of the Company or during the Non-Competition Period; or

(iv) influence or attempt to influence any Person that is a contracting party with the Company at any time during the Non-Competition Period to terminate any written or oral agreement with the Company.

(b) The Executive shall neither, either on the Executive's own account or in conjunction with or on behalf of any other Person, solicit or entice away from the Company any officer, employee or customer of the Company during the term hereof or the Non-Competition Period nor engage, hire, employ, or induce the employment of any such Person whether or not such officer, employee or customer would commit a breach of contract by reason of leaving service or transferring business.

(c) The restrictive provisions hereof shall not prohibit the Executive from (i) having an equity interest in the securities of any entity engaged in the Business or any business with respect to which the Executive obtained confidential or proprietary data or

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     information, which entity's securities are listed on a nationally-
     recognized securities exchange or quotation system or traded in the over-the-counter market, to the extent that such interest does not exceed 5% of the outstanding equity interests of such entity, (ii) investing as a passive investor in an entity engaging in the Business that is not so listed or traded, so long as such interest does not exceed 5% of the outstanding equity interests of such entity or (iii) with the prior written consent of the Company, serving as a director or other advisor to any other Person.

(d) The Executive agrees that the covenants contained in this Section 8 are reasonable covenants under the circumstances, and further agrees that if in the opinion of a court of competent jurisdiction, such restraint is not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants which as to such court shall appear not reasonable and to enforce the remainder thereof as so amended.

9.  Successors; Binding Agreement.
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(a)  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the extent that the Company would be required to perform it if no such succession had taken place; provided that no such agreement with a successor shall release the Company without the Executive's express written consent. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive's employment were terminated by the Company other than pursuant to Section 6(b), except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

(b) If the Executive should die while any amounts are due and payable to the Executive hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Agreement to the Executive's devisees, legatee, or other designee or, if there be no such designee, to the Executive's estate.

(c) Except as to withholding of any tax under the laws of the United States or any state or locality, neither this Agreement nor any right or interest hereunder nor any amount payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind by the Executive or the beneficiaries of the Executive or by legal representatives without the Company's prior written consent. Nothing in this Section 9 shall preclude the Executive from designating a beneficiary to receive any benefit payable on the Executive's death, or the legal representatives of the Executive from assigning any rights hereunder to the Person or Persons entitled thereto under the Executive's will or, in case of intestacy, to the Person or Persons entitled thereto under the laws of intestacy applicable to the Executive's estate.

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10.  Parties.  This Agreement shall be binding upon and shall inure to the
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benefit of the Company and the Executive, the Executive's heirs, beneficiaries and legal representatives.

11.  Entire Agreement; Amendment.
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(a)  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all other agreements between the parties with respect to the subject matter hereof.

(b) Any amendment of this Agreement shall not be binding unless in writing and signed by both (i) an officer or director of the Company duly authorized to do so and (ii) the Executive.

12.  Enforceability.  In the event that any provision of this Agreement is
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determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or enforceability shall not affect the validity or enforceability of any other provision of this Agreement.

13.  Notices.  All notices which may be necessary or proper for either the
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Company or the Executive to give to the other shall be in writing and shall be sent by hand delivery, registered or certified mail, return receipt requested, overnight courier or facsimile, if to the Executive, at offices at 12 East 49th Street, New York, NY 10017,or, if to the Company, at its principal executive offices at 12 East 49th Street, New York, NY 10017, and shall be deemed given when sent, provided that any Notice of Termination or other notice given pursuant to Section 7 shall be deemed given only when received. Either party may by like notice to the other party change the address at which the Executive or it is to receive notices hereunder.

14.  Governing Law.  THIS AGREEMENT IS EXECUTED IN THE STATE OF NEW YORK AND
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SHALL BE GOVERNED BY, AND BE ENFORCEABLE IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

15.  Definitions.  The following terms, when capitalized in this Agreement,
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shall have the meanings set forth or incorporated by reference in this Section
15.

(a)  "Base Salary" shall have the meaning set forth in Section 6(a).

(b) "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

(c) "Business" means a business involving the supplying of home mortgages or equity loans over or through the internet.

(d)  "Cause" shall have the meaning set forth in Section 7(b)(i).

(e)  "Code" means the Internal Revenue Code of 1986, as amended.

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(f)  "Company" means American Home Mortgage Holdings, Inc., a Delaware corporation, and any successors to its business and/or assets, which executes and delivers an agreement provided for in Section 9(a) or which otherwise becomes bound by all the terms and conditions of this Agreement by operation of law.

(g)  "Date of Termination" shall have the meaning set forth in Section 6(e).

(h)  "Disability" shall have the meaning set forth in Section 6(b)(ii).

(i)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(j)  "Good Reason" shall have the meaning set forth in Section 6(c).

(k)  "Non-Competition Period" shall have the meaning set forth in Section 8(a).

(l)  "Notice of Termination" shall have the meaning set forth in section 7(f).

(m) "Person" means any individual, corporation, partnership, limited liability company, limited duration company, trust or other entity of any nature whatsoever.


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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                 American Home Mortgage Holdings, Inc.

                                 By: /s/ Michael Strauss
                                     --------------------------
                                 Name:   Michael Strauss
                                 Title:  President and Chief Executive Officer

                                 /s/ Ron Taylor
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                                   Ron Taylor



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